EXHIBIT 10.33

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”), made as of March 26, 2009, is by and between TEXAS INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as the “Company”), and MEL G. BREKHUS (hereinafter referred to as the “Employee”).

WITNESSETH:

WHEREAS, Employee and the Company have entered into an Employment Agreement dated as of January 19, 2007 (the “Agreement”); and

WHEREAS, due to the economic conditions in the United States the Employee has volunteered to reduce his base salary by 10% effective on the first day of the Company’s next fiscal year, and the Company has accepted his offer;

NOW, THEREFORE, the Company and the Employee, in consideration of the premises, do hereby agree and covenant as follows:

1.	Definitions

Each capitalized term that is used but not defined in this Amendment shall have the meaning prescribed in the Agreement.

2.	Amendments

Section 2(a)(i) is deleted in its entirety and replaced with the following:

Base Annual Compensation. Employee shall receive a base salary payable in periodic installments in accordance with the Company’s payroll practices and procedures as follows:

$600,000 per annum through May 31, 2009

$540,000 per annum from June 1, 2009 through May 31, 2010

$600,000 per annum thereafter

3.	Miscellaneous

All of the terms of the Agreement, as expressly amended by this Amendment, remain in full force and effect.

IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date shown above.

ATTEST:		TEXAS INDUSTRIES, INC.

By:	/s/ Frederick G. Anderson	By:	/s/ Sam Coats
	Frederick G. Anderson		Sam Coats, Chairman
	Secretary		Compensation Committee of the Board of Directors

EMPLOYEE:

		By:	/s/ Mel G. Brekhus
Mel G. Brekhus

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